Exhibit 3.67

Exhibit 3.67

DEAN HELLER

Secretary of Slate

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.blz

Document Number

20060816316-43

Filing Date and Time

12/20/2006 12:59 PM

Entity Number

E0928952006-4

Filed LLC2007204

SEP 02 2004 IN THE OFFICE OF DEAN HELLER SECRETARY OF STATE

Articles Of Organization

Limited-Liability Company

(PURSUANT TO NRS 86)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited. Liability Company

VERDE VILLA HOLDINGS LLC

2. Resident Agent Name and street Address:

(must be a Nevada address where process may be served)

ALBRIGHT STODDARD WARNICK ALBRIGHT

Name

801 S. Rancho Drive, Suite D-4 Las Vegas NEVADA 89106

Physical Street Address City Zip Code

Additional Mailing Address City State Zip Code

3. Dissolution Date: (OPTIONAL-see instructions) Latest date upon which the company is to dissolve (if existence is not perpetual): perpetual

4, Management: (check one) Company shall be managed by: Manager(s) OR Member(s)

5. Name and Address of Manager(s) or Member:

(attach additional page as necessary)

The Ensign Group, Inc., a Delaware corporation

Name

27101 Puerta Real, Suite 450 Mission Viejo CA 92691

Address City State Zip Code

Name

Address City State Zip Code

Name

Address City State Zip Code

6. Name, Addresses and Signature of Organizer: (if more than one organizer attach additional page)

Whitney B. Warnick

Name Signature

801 S. Rancho Drive, Suite D-4 Las Vegas NV 89106

Address City State Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named limited-liability company

Date 12/20/06 Authorized Signature of R.A. Company

Nevada Secretary of State NRS 88 DLLC Articies Revised 09-14-09

This form must be accompanied by appropriate fees. See Attached fee schedule Jose Castellanos, Asst. Secretary

Exhibit 3.67

Exhibit 3.67

*091201*

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Filed in the officer of

Ross Miller

Secretary of State

State of Nevada

Document Number

20140344926-85

Filing Date and Time

05/09/2014 10:45 AM

Entity Number

E0928952006-4

Amendment to

Articles of Organization

(Pursuant TO NRS 86.221)

USE BLACK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization

For a Nevada Limited- Liability Company

(Pursuant to NRS 86:221)

1. Name of limited-liability company:

Verde Villa Holdings LLC

2. The company in managed by: Managers OR Members

(check only one box)

3. The article have been amended as follows: (provide article number, if available)

4. Management: Company shall be managed by Members.

5. Name and Address of Member: The Ensign Group, Inc., a Delaware corporation,

27101 Puerta Real, Suite 450, Mission Viejo, CA 92691

4. Effective date and time of filing: (optional) Date: Time:

(must not be later then 90 days after the certificate if filed)

5. Signature (must be signed by at least one manager or by a managing member):

By: THE ENSIGN GROUP, INC.

a Delaware corporation, its sola member By:, EVP

Signature

* 1) If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “L.L.C.,” “L.C.,” “LLC” or “LC.” The word “Company” may be abbreviated as “Co.”

2) if adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of above information and submit with the proper fees may cause this filling to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 86.221 DLLC Amendment Revised: 8-31-11

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE

BUSINESS LICENSE APPLICATION OF: ENTITY NUMBER

VERDE VILLA HOLDINGS LLC E0928952006-4

NAME OF LIMITED-LIABILITY COMPANY

FOR THE FILING PERIOD OF DEC, 2013 TO DEC, 2014

*100401*

Filed in the office of

Document Number

20140487480-18

Ross Miller Secretary of State State of Nevada

Filing Date and Time

07/07/2014 6:04 AM

Entity Number

E0928952006-4

(This Document was filed electronically)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY-DO NOT HIGHLIGHT

**YOU MAY FILE THIS FORM ONLINE AT www.nvsllverflume.gov**

Return one file stamped copy. (if filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members A Manager, or if none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2. If there are additional managers or managing members, attach a list or them to this form.

3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list far the previous year.

6. State business license fee is $200.00 Effective 2/1/2010, $100 00 must be added for failure to file form by deadline.

7. Make your check payable to the Secretary of State

6 Ordering Copies: if requested above, one file stamped copy will be returned at no additional charge To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

9. Return the completed form to; Secretary of State, 202 North Carson Street. Carson City. Nevada 89701-4201. (775) 684-5708.

10. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW NRS 76.020 Exemption Codes

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code:

001—Governmental Entity

005-Motion Picture Company

006—NRS 680B.020 Insurance Co.

NOTE: If claiming an exemption a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result In rejection, which could result in late fees.

NAME

CTR PARTNERSHIP, L.P. MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

27101 PUERTA REAL, SUITE 400, USA MISSION VIEJO CA 92691

NAME

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent Intent of concealing the Identity of any person or persons exercising the power or authority of a manager or managing member In furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239,330, it is a category C felony to knowingly offer any false or forged instrument for tiling in the Office of the Secretary of State,

WILLIAM WAGNER Title Date

CHIEF FINANCIAL OFFICER 7/7/2014 6:04:15 AM

Signature of Manager, Managing Member or Other Authorized Signature Nevada Secretary of State List ManorMem Revised: 8-8-13